SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential,  for  Use  of the  Commission  only  (as  permitted  by  Rule
       14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12

                          A. P. GREEN INDUSTRIES, INC.
                          ----------------------------
                (Name of Registrant as Specified in its Charter)

             THE BOARD OF DIRECTORS OF A. P. GREEN INDUSTRIES, INC.
             ------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
       Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:  N/A

    2) Aggregate number of securities to which transaction applies:  N/A

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

    4) Proposed maximum aggregate value of transaction:  N/A

    5) Total fee paid:  N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box  if any part of the  fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:  N/A

    2) Form, Schedule or Registration Statement No.:  N.A.

    3) Filing Party:  N/A

    4) Date Filed:  N/A

                           A.P. GREEN INDUSTRIES, INC.
                                 GREEN BOULEVARD
                             MEXICO, MISSOURI 65265


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 1997


Dear Stockholder:

         The Annual Meeting of Stockholders of A.P. Green Industries, Inc. ("A.P. Green") will be held at The Empire Club located off of Teal Lake Road in Mexico, Missouri on May 8, 1997, at 10:00 a.m., local time, for the following purposes:

        1. To elect one Class II director to hold office for a term of two years.

        2. To elect two Class III directors to hold office for a term of three years.

        3. To ratify the appointment of KPMG Peat Marwick LLP as A.P. Green's auditors for the year ending December 31, 1997.

        4. To transact any and all other business that may properly come before the meeting or any adjournment thereof.

         Only stockholders of record of A.P. Green at the close of business on March 21, 1997 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

         WE CORDIALLY INVITE YOU TO ATTEND THE ANNUAL MEETING. EVEN IF YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES WILL BE REPRESENTED. THE MAILING OF AN EXECUTED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE ANNUAL MEETING.

                                            Paul F. Hummer II
                                            Chairman of the Board, President and
                                              Chief Executive Officer

April 7, 1997

                           A.P. GREEN INDUSTRIES, INC.
                                 GREEN BOULEVARD
                             MEXICO, MISSOURI 65265


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 1997

                                -----------------

                               GENERAL INFORMATION

         This Proxy Statement is furnished to the stockholders of A.P. GREEN INDUSTRIES, INC. ("A.P. Green"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, May 8, 1997, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Stockholders.

         This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the stockholders of A.P. Green on or about April 7, 1997.

         The proxy reflected on the accompanying Proxy Card is being solicited by the Board of Directors of A.P. Green. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of A.P. Green at the principal offices of A.P. Green or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

         A.P. Green will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of A.P. Green may also solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services. A.P. Green has retained the services of Georgeson & Company Inc. to assist in the solicitation of proxies for a fee of $5,500, plus out-of-pocket expenses.

         Only stockholders of record at the close of business on March 21, 1997 are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 8,024,858 shares of A.P. Green Common Stock issued and outstanding.

         Each outstanding share of A.P. Green Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum and as voted for purposes of determining the base number of shares voting on a particular proposal. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as voted for purposes of determining the approval of the stockholders on a particular proposal. Stockholders do not have the right to cumulate votes in the election of directors.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following persons were known to management of A.P. Green to be the beneficial owners of five percent or more of A.P. Green's Common Stock:

                                       NUMBER OF SHARES   PERCENT OF OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER  BENEFICIALLY OWNED     COMMON STOCK (1)
------------------------------------  ------------------  ----------------------

Dimensional Fund Advisors Inc.            513,494 (2)             6.40%
1299 Ocean View, 11th Floor
Santa Monica, California  90401

Franklin Resources, Inc.                  550,900 (3)             6.87%
777 Mariners Island Blvd.
San Mateo, California 94404

LaSalle National Trust, N.A.              480,060 (4)             5.98%
135 South LaSalle Street
Chicago, Illinois 60603

Mercantile Bancorporation Inc.          1,012,546 (5)            12.62%
One Mercantile Center
St. Louis, Missouri 63101

SoGen International Fund, Inc.            603,000 (6)             7.51%
Societe Generale Asset
  Management Corp.
1221 Avenue of the Americas
New York, New York 10020

---------

(1) The percentage calculations are based upon 8,024,858 shares of A.P. Green Common Stock that were issued and outstanding as of March 21, 1997.

(2) The shares reported as beneficially owned are based upon information contained in a Schedule 13G dated February 5, 1997, which has been filed with the Securities and Exchange Commission. Dimensional Fund Investment Advisors Inc., an investment advisor registered under the Investment Advisors Act of 1940, reported sole voting power with respect to 332,100 shares and sole investment power with regard to all shares beneficially owned. In addition, Dimensional Fund Advisors Inc. reported that certain of its officers are also officers of DFA Investment Dimensions Group, Inc. and The DFA Investment Trust Company, each an open-end investment company registered under the Investment Company Act of 1940, and in such capacities have shared voting power with respect to 191,394 shares reported above.

(3) The shares reported as beneficially owned are based upon information contained in a Schedule 13G dated February 13, 1997, which has been filed with the Securities and Exchange Commission by a group consisting of Franklin Resources Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, Inc. The Schedule 13G states that the 550,900 shares reported as beneficially owned by Franklin Resources, Inc. are owned by one or more open or closed-end investment companies or other managed accounts which are advised by investment advisory subsidiaries of Franklin Resources, Inc., including Franklin Advisory Services, Inc. Franklin Advisory Services, Inc. reported sole voting and investment power with regard to all 550,900 shares reported. In addition, Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of Franklin Resources, Inc. and may be deemed to be the beneficial owners of securities held by persons advised by Franklin Resources, Inc. or its subsidiaries. Each of Franklin Resources, Inc., its advisory subsidiaries, Charles B. Johnson and Rupert H. Johnson, Jr. have specifically disclaimed beneficial ownership of all shares reported in the Schedule 13G.

(4) The shares reported as beneficially owned are based upon information contained in a Schedule 13G dated February 12, 1997, which has been filed with the Securities and Exchange Commission. The Schedule 13G states that the beneficial ownership attributed to LaSalle National Trust, N.A. is solely in a fiduciary capacity as trustee of the trust established pursuant to the A.P. Green Employee Stock Ownership Plan. LaSalle National Trust, N.A. reported shared voting and investment power (subject to the participants' right to direct the Trustee) with regard to all shares beneficially owned. The amount reported in the table does not include 341,010 additional shares held by the trust but allocated to the accounts of participants. LaSalle National Trust, N.A. has specifically disclaimed beneficial ownership of all shares reported in the Schedule 13G.

(5) The shares reported as beneficially owned are based upon information contained in a Schedule 13G dated February 12, 1997, which has been filed with the Securities and Exchange Commission. The Schedule 13G states that 1,012,546 shares reported as beneficially owned by Mercantile Bancorporation Inc. are held by its subsidiary, Mercantile Bank of St. Louis National Association, solely in a fiduciary capacity as trustee of the trusts established pursuant to the A.P. Green 401(k) Plan and the A.P. Green Hourly Investment Plan. Mercantile Bancorporation Inc. reported shared voting and investment power (subject to the participants' right to direct the Trustee) with regard to all shares held in such trusts. In addition, subsidiaries of Mercantile Bancorporation Inc. hold an additional 74 shares in a fiduciary capacity as trustees of certain other trusts and have sole voting and investment power with respect to all of such shares. Mercantile Bancorporation Inc., Mercantile Bank of St. Louis National Association, the A.P. Green 401(k) Plan and the A.P. Green Hourly Investment Plan have specifically disclaimed beneficial ownership of all shares reported in the Schedule 13G.

(6) The shares reported as beneficially owned are based upon information contained in a Schedule 13G dated January 31, 1995, which has been filed with the Securities and Exchange Commission. SoGen International Fund, Inc., an investment company registered under the Investment Company Act of 1940, and Societe Generale Asset Management Corp., an investment advisor registered under the Investment Advisors Act of 1940 which acts as investment advisor to SoGen International Fund, Inc., reported shared voting power and investment power with respect to all 603,000 shares reported.


                              ELECTION OF DIRECTORS

         At the Annual Meeting, one Class II director will be elected for a term of two years or until his successor is duly elected and qualified, and two Class III directors will be elected for a term of three years or until their respective successors are duly elected and qualified. Except as otherwise directed by the stockholder on the Proxy Card, the persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of Mack G. Nichols as a Class II director and William F. Morrison and James M. Stolze as Class III directors. In the election of the Class II director and the Class III directors, respectively, the nominee receiving the highest number of votes will be elected as a Class II director, and the two nominees receiving the highest number of votes will be elected as Class III directors. Mr. Morrison is currently a director of A.P. Green. If for any reason any of the nominees become unavailable for election, which is not now anticipated, the persons named in the accompanying Proxy Card will vote for such substitute nominee as designated by the Board of Directors. The Board of Directors recommends a vote "FOR" the election of Mack G. Nichols as a Class II director and William F. Morrison and James M. Stolze as Class III directors.

         The name, age, principal occupation or position and other directorships with respect to each nominee and the directors whose terms of office will continue after the Annual Meeting are set forth below. Except as otherwise indicated, each of the directors has held the position or another executive position with the same entity shown or an affiliated entity for in excess of five years.

        CLASS II - TO BE ELECTED FOR A TERM OF TWO YEARS EXPIRING IN 1999

MACK G. NICHOLS, 58 - Nominee for Director; Director, The Boatmen's National Bank of St. Louis; President and Chief Operating Officer, Mallinckrodt Inc. since 1995; Senior Vice President, Mallinckrodt

Group,  Inc.  from  1993  to  1995;   President  and  Chief  Executive  Officer,
Mallinckrodt Chemical, Inc. from 1989 to 1995.

      CLASS III - TO BE ELECTED FOR A TERM OF THREE YEARS EXPIRING IN 2000

JAMES M. STOLZE, 53 - Nominee for Director; Vice President and Chief Financial Officer of MEMC Electronic Materials, Inc. since June 1995; Partner, KPMG Peat Marwick LLP from June 1977 to June 1995.

WILLIAM F. MORRISON, 59 - Director since 1993; Investor and Former Executive Vice President of the Essex Wire Division of United Technologies Corporation and former member of the Senior Management Council of United Technologies Corporation.

                   CLASS II - TO CONTINUE IN OFFICE UNTIL 1999

DANIEL R. TOLL, 69 - Director since 1988; Corporate and Civic Director; Director of Brown Group, Inc., Mallinckrodt, Inc., Kemper National Insurance Companies, NICOR, Inc., Lincoln National Convertible Securities Fund, Inc., and Lincoln National Income Fund, Inc.

                   CLASS I - TO CONTINUE IN OFFICE UNTIL 1998

PAUL F. HUMMER II, 55 - Director since 1988; Chairman of the Board, Chief Executive Officer and President of A.P. Green.

P. JACK O'BRYAN, 61 - Director since 1995; President and Chief Executive Officer, United States Gypsum Company; Executive Vice President, Operations, USG Corporation (a building materials manufacturer which filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in March 1993); and President and Chief Executive Officer of USG Interiors, Inc.


                        BOARD OF DIRECTORS AND COMMITTEES

         During 1996, the Board of Directors of A.P. Green met five times and each of the directors whose term of office will continue after the Annual Meeting attended not less than 75% of the meetings of the Board of Directors and committees of which such director was a member during 1996.

         The Board of Directors has a standing Executive Committee, Audit Committee, and Compensation and Organization Committee.

         During 1996, the Executive Committee consisted of Paul F. Hummer II (Chairman), Donald E. Lasater, Daniel R. Toll, William F. Morrison and P. Jack O'Bryan. The Executive Committee exercises the authority of the Board of Directors in the management of A.P. Green in the intervals between meetings of the full Board of Directors subject to the restrictions imposed by law. The Executive Committee did not meet during 1996.

         The members of the Audit Committee during 1996 were Daniel R. Toll (Chairman), Donald E. Lasater, William F. Morrison and P. Jack O'Bryan. The Audit Committee is empowered to select and employ, subject to ratification by the stockholders, the independent auditors of A.P. Green; to confer with such independent auditors with regard to the scope and cost of the audit and other services rendered by such auditors; and to review with the auditors, the internal audit staff and management the work and the findings of each to ensure that A.P. Green has adequate audit policies and internal controls and complies with such policies and controls. The Audit Committee met three times in 1996.

         During 1996, the Compensation and Organization Committee was composed of Donald E. Lasater (Chairman), Daniel R. Toll, William F. Morrison and P. Jack O'Bryan. The Compensation and Organization Committee is authorized to review and make recommendations to the Board of Directors regarding the salaries, incentive compensation and bonus awards to be given corporate officers; to administer A.P. Green's stock option and other employee benefit plans; and to review and make recommendations to the Board of Directors regarding the management organization, succession and development. The Compensation and Organization Committee met three times during 1996.

                                 DIRECTOR'S FEES

         During fiscal 1996, directors who were not also employees of A.P. Green received an annual retainer of $16,000 and 375 shares (on a pre-split basis) of A.P. Green Common Stock in lieu of fees for meetings of the Board of Directors or committees. Directors were also reimbursed for expenses incurred in attending Board or committee meetings.

         Pursuant to the Retirement Plan for Directors, A.P. Green provides retirement benefits to any non-employee director who retires as a director of A.P. Green or who terminates his directorship with A.P. Green due to a disability, after serving as a director of A.P. Green for a minimum of five years. The benefits that are payable to each director are determined by multiplying the annual retainer paid to directors of A.P. Green on the date of such director's retirement or termination of service due to disability by 10% for each year of service as an A.P. Green director, with the maximum annual benefit for any director being 100% of the then-applicable annual retainer. Benefits will commence upon the later of the date that the former director attains the age of 65 or the date that such former director ceases to be a director of A.P. Green due to retirement or disability. An eligible director will continue to receive benefits under the plan during his lifetime on a quarterly basis for a maximum of ten years.

                        SECURITY OWNERSHIP BY MANAGEMENT

         The following table indicates, as of March 21, 1997, the beneficial ownership of A.P. Green Common Stock by each nominee for director, each director whose term of office will continue after the Annual Meeting and each executive officer named in the Summary Compensation Table, individually, and all directors and executive officers as a group:

                                 NUMBER OF SHARES
NAME OF BENEFICIAL OWNER        BENEFICIALLY OWNED      PERCENT OF CLASS (1)
------------------------        ------------------      --------------------
Jurgen H. Abels                       64,757(2)                   (3)
Max C. Aiken                         125,088(2)                 1.54%
Michael B. Cooney                    100,096(2)                 1.23%
Paul F. Hummer II                    263,614(2)                 3.20%
William F. Morrison                    5,050                      (3)
Mack G. Nichols                           --                      (3)
P. Jack O'Bryan                        3,850                      (3)
Gary L. Roberts                       84,550(2)                 1.04%
James M. Stolze                           --                      (3)
Daniel R. Toll                         6,250                      (3)
All directors and
  executive officers
  as a group (16 persons)            883,707(2)                10.15%



(1) Based upon 8,024,858 shares of A.P. Green Common Stock issued and outstanding as of March 21, 1997 and, for each executive officer or the group, the number of shares subject to options that may be acquired within 60 days upon exercise of the option.

(2)      Totals include 51,000,  105,000,  84,000,  213,000,  75,000 and 679,500
         shares subject to stock options which are presently exercisable by Messrs. Abels, Aiken, Cooney, Hummer and Roberts, and all directors and executive officers as a group, respectively, under the A.P. Green Long-Term Performance Plans. Under applicable regulations of the Securities and Exchange Commission, the shares subject to options are deemed to be beneficially owned because such shares may be acquired within 60 days upon exercise of the option.

(3)      Less than one percent.


                REPORT OF COMPENSATION AND ORGANIZATION COMMITTEE
                        REGARDING EXECUTIVE COMPENSATION

GENERAL

         A.P. Green's executive compensation program is administered by the Compensation and Organization Committee of the Board of Directors. During 1996, the Committee was composed of four non-employee directors, Donald E. Lasater (Chairman), William F. Morrison, Daniel R. Toll and P. Jack O'Bryan.

         A.P. Green's executive compensation policy is designed and administered to provide a competitive compensation program that will enable A.P. Green to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. The compensation policy is based on the principle that the financial rewards to the executives are aligned with the financial interests of the stockholders of A.P. Green. In this manner, A.P. Green will meet its ultimate responsibility to its stockholders by striving to give a suitable long-term return on their investment through earnings from operations and prudent management of A.P. Green's assets.

         A.P. Green's executive compensation has three separate elements, consisting of base salary, annual incentive compensation and long-term incentive compensation. The following is a summary of the policies underlying each element.

BASE SALARY

         The Committee has determined the salary ranges for each of the executive officer positions of A.P. Green based upon the level and scope of the responsibilities of the office, the pay levels of similarly positioned executive officers in manufacturing companies of comparable size to A.P. Green and a consideration of the equities relating the salary for a particular executive officer to the salaries of other executive officers within A.P. Green at the same level of responsibility. The Committee's recent practice has been to establish a range of base salaries for particular offices at or near the fiftieth percentile of the comparison group of companies. The data utilized in determining such ranges is compiled from various salary surveys that are made available to the public by trade and industry associations, accounting firms, compensation consultants and professional groups.

         Prior to the Committee meeting in February of each year, the Chief Executive Officer, after consultation with the Human Resources Department of A.P. Green, submits to the Committee a list of recommended salary changes for all executive officers except himself. At such February meeting, the Committee considers the Chief Executive Officer's recommendations with respect to a particular officer in light of such officer's then-current salary within the applicable range of salaries for such position, the officer's individual performance and, where appropriate, significant changes in the officer's level of responsibility.

         The Committee acts upon the recommendations of the Chief Executive Officer in any manner it deems appropriate and authorizes the salary changes of specified officers. The Committee also gives the Chief Executive Officer the discretion to implement the salary increases so authorized within a general timeframe approved by the Committee. Actual salary increases have typically been implemented by the Chief Executive Officer from 12 to 14 months after the prior increase depending on A.P. Green's financial performance during such time.

         Annually, the committee decides on several near-term objectives for the Chief Executive Officer. Annually, the Chief Executive's performance is based, in part, upon his success in achieving those objectives. The Committee considers and acts upon increases to the base salary of the Chief Executive Officer separately in executive session.

ANNUAL INCENTIVE COMPENSATION

         The Committee believes that a significant portion of the executive officers' potential compensation should be at risk and contingent upon the Company and its operating groups achieving financial performance objectives. To this end, each of A.P. Green's executive officers (as well as other management employees) participate in A.P. Green's Management Incentive Plan pursuant to which such participants are eligible to receive annual cash bonus awards. At the beginning of each year, the Committee establishes certain minimum financial performance objectives for the corporate, lime, international and refractories groups. In 1996, these financial performance objectives were based upon operating earnings. In 1997, these financial performance objectives are based upon return on capital employed. Additionally, a number of participants in the Management Incentive Plan have been given two personal goals designed to support the Company's return on capital employed target. These performance objectives are intended to provide incentives to the participating officers to meet and exceed the financial goals for A.P. Green or the particular operating group. The attainment of performance objectives above the minimum levels are assigned specified percentage values from 1% to 200%.

         In addition, a par or target bonus (expressed as a percentage of base salary) is established by the Committee for each of the participants in the plan based upon the executive's responsibility and ability to impact A.P. Green's or the operating group's financial results. For executive officers other than the Chief Executive Officer, such percentages range from 30% to 45% of base salary. The percentage determined by the actual performance level of the relevant group to which the participant is assigned is then factored with the par or target bonus percentage attributable to each participant's position to determine the percentage of the participant's base salary that will be paid as a cash bonus under the Plan.

LONG-TERM INCENTIVE COMPENSATION

         The Committee believes that long-term incentive compensation is the most direct way of tying executive compensation to increases in stockholder value. A.P. Green's long-term incentive programs are all stock-based, thereby providing a means through which executive officers can build a meaningful equity ownership in A.P. Green Common Stock.

         With the assistance of an outside compensation consultant, the Committee reevaluated its long-term incentive programs during the latter part of 1992 and first part of 1993. In the course of that review, the Committee determined that: (i) each individual executive officer's long-term incentive compensation should approximate the fiftieth percentile of long-term incentive compensation for manufacturing companies of similar size to A.P. Green and (ii) long-term compensation tied directly to increases in share price were appropriate for A.P. Green.

         Accordingly, the Committee adopted the 1993 Performance Plan, which was approved by the stockholders at the Annual Meeting in May 1993 and the 1996 Performance Plan, which was approved by the stockholders at the Annual Meeting in May 1996. In February 1993, the Committee also approved a grant of stock options to executive officers. These stock options differed from typical stock options in that the exercisability of such options is dependent upon the attainment of certain share price levels for A.P. Green Common Stock within a five-year period after the grant of such options. Specifically, 20% of the options become exercisable when the share price of A.P. Green Common Stock reaches each of the following levels: $7.67; $8.50; $9.33; $10.00 and $11.00. To the extent that all or a portion of such options become so exercisable prior to the expiration of five years from the date of the grant, such options remain exercisable for ten years from the date of the grant. To the extent that all or a portion of such options do not become so exercisable, such options are exercisable only for one day at the expiration of five years from the date of the grant. As of December 31, 1996, 80% of the options were exercisable and will remain exercisable for ten years from the date of the grant. Achievement of a trading price of $10.00 per share represented an increase of 63% in the trading price of the Company's stock from the date the Plan was adopted.

         The Committee believes that the options granted in 1993 provided the executive officers greater incentives throughout the term of the options to strive to operate A.P. Green in a manner that directly benefits the financial interests of the stockholders. The options are designed to give the executive officers a continuous incentive to meet the performance objectives necessary to assure the appreciation of the stock price both on a long-term, as well as a shorter term, basis. In this manner, the Committee believes that it has aligned the interests of the executives who are participating in the option grant in a more direct and continuous manner to the financial return to the stockholders.

         Since the 1993 grants were designed to cover a three to four year period, no long-term compensation grants or awards have been provided to executive officers generally from the 1993 stock option grants through 1996. The Committee has recently requested that a compensation consultant review the Company's long-term compensation program. The Committee expects that this review will be completed by the time of its November 1997 meeting.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Mr. Hummer's base salary, annual incentive compensation and long-term incentive compensation are determined by the Committee in the same manner as is used by the Committee for executive officers generally. The total compensation package for Mr. Hummer is designed to be competitive within the industry while creating awards for short- and long-term performance in line with the financial interests of the stockholders. The Committee has established a range of total compensation for the position of Chief Executive Officer at or near the fiftieth percentile for chief executive officers at comparable companies.

         Because Mr. Hummer's par or target bonus is 55% of his base salary, a substantial portion of his cash compensation for the year is, therefore, dependent upon A.P. Green's meeting or exceeding the pre-established performance objectives. Mr. Hummer's stock option grant under the 1993 Performance Plan was structured in the same manner as the options for each of the other participating executive officers and has been, therefore, affected by the stock price performance of A.P. Green Common Stock over the last three years and will be affected by the stock price performance over the next several years.

         This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that A.P. Green specifically incorporates this information by reference. This report shall not otherwise be deemed to be filed under such acts.

                     COMPENSATION AND ORGANIZATION COMMITTEE

         Donald E. Lasater, Chairman                    William F. Morrison
         P. Jack O'Bryan                                Daniel R. Toll

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the compensation of the named executive of A.P. Green for each of the last three years:


                           SUMMARY COMPENSATION TABLE

                                                              LONG TERM
                                    ANNUAL COMPENSATION      COMPENSATION
                                    -------------------      ------------
                                                                                  All other
NAME AND PRINCIPAL POSITION      YEAR  SALARY($)  BONUS($)  OPTIONS/SARS(#)  compensation($)(1)
---------------------------      ----  ---------  --------  ---------------  ------------------
Paul F. Hummer II,               1996  $ 334,186  $     --      -0-/-0-           $  3,751
Chairman of the Board,           1995    302,079    75,600      -0-/-0-              4,926
President and Chief Executive    1994    274,600    96,000      -0-/-0-              4,516
Officer

Max C. Aiken,                    1996    183,328        --      -0-/-0-              3,810
Executive Vice President         1995    163,992    32,832      -0-/-0-              5,471
                                 1994    146,742    45,760      -0-/-0-              5,678

Michael B. Cooney,               1996    147,081        --      -0-/-0-              3,517
Senior Vice President Law/       1995    141,496    26,271      -0-/-0-              4,724
Administration and Secretary     1994    135,496    37,240      -0-/-0-              5,474

Gary L. Roberts,                 1996    148,678        --      -0-/-0-              3,516
Vice President, Chief Financial  1995    141,132    25,515      -0-/-0-              4,678
Officer and Treasurer            1994    134,000    36,120      -0-/-0-              5,450

Jurgen H. Abels,                 1996    118,842    19,541      -0-/-0-              2,981
Vice President, International    1995    113,838    28,680      -0-/-0-              3,676
                                 1994    107,506    25,440      -0-/-0-              3,725
---------

(1) The totals set forth in this column represent the value of shares of A.P. Green Common Stock allocated under the A.P. Green Employee Stock Ownership Plan to the account of the named executive officer for the years ended December 31, 1996, 1995 and 1994.


EMPLOYMENT ARRANGEMENTS

         A.P. Green currently has separate agreements with each of Paul F. Hummer II, Max C. Aiken, Michael B. Cooney and Gary L. Roberts under which each would be given severance benefits in the event that his employment with A.P. Green is "terminated" within three years of a change in control of A.P. Green (except that in all such agreements the rights to severance benefits terminate upon reaching age 65 if it occurs before the expiration of three years after a change in control). Each agreement is for a term of three years, subject to automatic extension each year for an additional year unless A.P. Green gives a 60-day notice that the term will not be so extended, except if there is a change in control of A.P. Green prior to such notice. Each agreement would require a lump-sum cash payment generally in an amount equal to 2.99 times the officer's then-current annual base salary and then-current full year bonus (except that such multiplier will be subject to a declining pro rata reduction from the date of such officer's 62nd birthday until his 65th birthday, based upon the number of months left until such officer's 65th birthday at the effective date of his termination). If payment of the foregoing amounts and any other benefits received or receivable subject such officer to payment of federal excise tax, the total amount payable to such officer shall be increased by an amount sufficient to satisfy the excise tax and the additional excise and income taxes thereon.

         "Change in control" is generally defined as the type of transaction which would require disclosure in A.P. Green's proxy statement pursuant to the rules and regulations of the Securities and Exchange

Commission.  Specifically,  "change in control" includes, but is not limited to:
(i) an acquisition by any person of 20% or more of the combined voting power of A.P. Green's then-outstanding voting securities; (ii) the replacement of the majority of the existing directors during a period of two years or less; (iii) a consolidation or merger in which A.P. Green is not the surviving corporation or pursuant to which A.P. Green Common Stock would be converted into cash, securities or other property; (iv) a sale, lease, exchange or other transfer of all or substantially all of A.P. Green's assets; or (v) approval by A.P. Green's stockholders of any plan or proposal for the liquidation or dissolution of A.P. Green. "Termination" generally includes any event which severs the officer's employment relationship with A.P. Green, other than termination due to death, disability or retirement or dismissal for cause. The agreements provide severance benefits in the event the officer terminates his employment for "good reason." "Good reason" is generally defined in each such agreement as (i) assignment of duties inconsistent with the officer's then-current position, status or responsibilities; (ii) reduction of the officer's then-current base salary; (iii) elimination of the officer's then-current participation level in A.P. Green's bonus plans or employee benefit plans; (iv) geographic relocation of the officer; or (v) failure by A.P. Green to obtain assumption of the agreement by any successor.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

         No stock options were exercised by any of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1996. The following table sets forth information concerning the unexercised options of the executive officers named in the Summary Compensation Table:

                                       NUMBER OF
                                      SECURITIES
                                      UNDERLYING            VALUE OF UNEXERCISED
                                      UNEXERCISED               IN-THE-MONEY
                                      OPTIONS AT              OPTIONS AT FISCAL
                                  FISCAL YEAR-END(#)           YEAR-END($)(1)

                                     EXERCISABLE/               EXERCISABLE/
             NAME                    UNEXERCISABLE              UNEXERCISABLE
------------------------------    ------------------        --------------------

Paul F. Hummer II.............       213,000/30,000            596,040/107,400

Max C. Aiken..................       105,000/12,000            279,900/42,960

Michael B. Cooney.............       84,000/9,000              209,224/32,220

Gary L. Roberts...............       75,000/9,000              211,500/32,220

Jurgen H. Abels ..............       51,000/6,000              131,500/21,480

---------
(1) Based upon a price per share of $9.75, being the last reported trading price of A.P. Green Common Stock on December 31, 1996.


RETIREMENT PLAN

         Officers and employees of A.P. Green participate in a retirement plan (the "Retirement Plan"). In addition, A.P. Green sponsors supplemental retirement plans (the "Supplemental Plans") which allow the payment of benefits exceeding the maximum limits set forth in the Internal Revenue Code of 1986, as amended (the "Code"). Under the Retirement Plan and the Supplemental Plans, each eligible participant of A.P. Green will receive an annual retirement benefit based upon such employee's highest average annualized earnings over any period of 36 consecutive months during the last 120 consecutive months of employment immediately preceding retirement ("Final Average Compensation"). The benefits shown in the following table as payable under the Retirement Plan and Supplemental Plans are not subject to offset for Social Security benefits received by the participant.

         Annual retirement benefits under the Retirement Plan and the Supplemental Plans, assuming normal retirement at age of 65 during 1996, payment based under the straight life annuity option, and Final Average Compensation and credited service are set forth in the following table:

                                 YEARS OF CREDITED SERVICE (2)(3)
FINAL AVERAGE    --------------------------------------------------------------
COMPENSATION (1)        5       10       15       20       25       30       35
----------------        -       --       --       --       --       --       --
    $150,000.....   9,648   19,297   28,945   38,593   48,241   57,890   67,538
     200,000.....  13,055   26,110   39,165   52,221   65,276   78,331   91,386
     250,000.....  16,462   32,924   49,386   65,848   82,310   98,772  115,234
     300,000.....  19,869   39,738   59,607   79,476   99,344  119,213  139,082
     350,000.....  23,276   46,552   69,827   93,103  116,379  139,655  162,930
     450,000.....  30,090   60,179   90,269  120,358  150,448  180,537  210,627

---------
(1) Final Average Compensation under the Retirement Plan and the Supplemental Plans includes the employee's salary and any cash bonus awards under the Management Incentive Compensation Plan. The amount shown in the Summary Compensation Table as salary and bonus for each of the five executive officers named therein is compensation for purposes of the Retirement Plan and the Supplemental Plans.

(2) The credited years of service for the five executive officers named in the Summary Compensation Table as of December 31, 1996 are as follows:
         Mr. Hummer, 8 years; Mr. Aiken, 22 years; Mr. Cooney, 8 years; Mr. Roberts, 7 years; and Mr. Abels, 12 years.

(3) The maximum amount payable under the Retirement Plan is limited by the Code to $125,000 annually, subject to cost-of-living increases and reduction by reason of contributions under tax-qualified defined contribution plans maintained by A.P. Green. To the extent benefits under the Retirement Plan are limited by the Code, they will be paid under the Supplemental Plans.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

          The following graph compares the quarterly cumulative stockholder returns, including the reinvestment of dividends, of A.P. Green for the period beginning January 1, 1992 and ending December 31, 1996 on an indexed basis with the S&P 500 Stock Index and an index of peer public companies selected by A.P. Green because such companies were in one of A.P. Green's lines of business. The peer companies are: Minerals Technologies Inc. (formerly a subsidiary of Pfizer, Inc.) and Global Industrial Technologies, Inc. (formerly a subsidiary of Indresco, Inc.) in the refractories business; United States Lime & Minerals, Inc. (formerly Scottish Heritable) and Dravo Corp. in the lime business.

                               [Performance Graph]

                             CUMULATIVE TOTAL RETURN
            Based on reinvestment of $100 beginning December 31, 1991

                                Dec-91  Dec-92  Dec-93  Dec-94  Dec-95  Dec-96
                                ------  ------  ------  ------  ------  ------
A.P. Green Industries, Inc.      $100    $117    $202    $213    $228    $232
S&P 500 (Registered Trademark)   $100    $108    $118    $120    $165    $203
Custom Composite Index           $100    $ 90    $125    $124    $154    $176

The Custom Composite Index consists of Pfizer Inc. (thru 12/31/92), Minerals Technologies Inc. (beginning 12/31/92), Dresser Industries Inc. (thru 9/30/92), Global Industrial Technologies Inc. (beginning 9/30/92), United States Lime & Mineral, and Dravo Corp.

                 ITEM 2. RATIFICATION OF APPOINTMENT OF AUDITORS

         At the Annual Meeting, action will be taken with respect to the ratification of the appointment of auditors for the ensuing year. KPMG Peat Marwick LLP served as A.P. Green's independent auditors for the year ended December 31, 1996. The Board of Directors has appointed KPMG Peat Marwick LLP as auditors for A.P. Green for the current year ending December 31, 1997, subject to ratification by the stockholders. It is expected that a representative of KPMG Peat Marwick LLP will be present at the Annual Meeting to respond to appropriate questions. The Board of Directors recommends a vote "FOR" the ratification of KPMG Peat Marwick LLP as independent auditors.

                          COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires A.P. Green's directors and executive officers ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of A.P. Green Common Stock. Other than the initial filing on Form 3 and the annual filing on Form 5 for each of Ronald L. Bramblett, Vice President, Human Resources, Frank T. Cordie, Vice President, Refractory Manufacturing and John L. Kelsey, Vice President, Marketing, each of whom was first elected as an officer of the Company effective March 1, 1996, to the knowledge of management, based solely on its review of the copies of such reports furnished to A.P. Green, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements were met.


                            PROPOSALS OF STOCKHOLDERS

         Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Secretary of A.P. Green by not later than December 5, 1997 for consideration for inclusion in the Proxy Statement and Proxy Card for that meeting.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors of A.P. Green does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named as proxies to vote the shares represented by Proxy Cards granting such proxies discretionary authority to vote on such other matters in accordance with their judgment as to the best interest of A.P. Green on such matters.



                                               PAUL F. HUMMER, II
                                               Chairman of the Board, President
                                                 and Chief Executive Officer

April 7, 1997

                           A.P. GREEN INDUSTRIES, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                   May 8, 1997

                  The undersigned hereby appoints P.F. HUMMER II, D.R. TOLL and M.B. COONEY, and each of them, with or without the others, proxies with full power of substitution to vote as designated below, all shares of stock of A.P. Green Industries, Inc. (the "Corporation") that the undersigned signatory hereof is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at The Empire Club located off of Teal Lake Road in Mexico, Missouri, on Thursday, May 8, 1997, at 10:00 a.m., and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1. Election of one Class II director to hold office for a term of two years or until his successor is duly elected and qualified.

    |_|  FOR the nominee listed below   |_|  WITHHOLD AUTHORITY to vote for
                                             the nominee listed below

                                 MACK G. NICHOLS

2. Election of two Class III directors to hold office for a term of three years or until their respective successors are duly elected and qualified.


    |_|  FOR the nominees listed below  |_|  WITHHOLD AUTHORITY to vote for
                                             the nominees listed below

                               WILLIAM F. MORRISON
                                 JAMES M. STOLZE

     (INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the space provided below)




3. To ratify the appointment of KPMG Peat Marwick LLP as the Corporation's auditors for the year ending December 31, 1997.

      |_|  FOR                  |_|  AGAINST                        |_|  ABSTAIN

4. To transact any and all other business, including adjournment of the meeting, which may properly come before the meeting or any adjournment thereof.

      |_|  FOR                  |_|  AGAINST                        |_|  ABSTAIN

                               (continued, and to be signed, on the other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR LISTED IN ITEMS 1 AND 2, "FOR" THE RATIFICATION OF KPMG PEAT MARWICK LLP AS THE CORPORATION'S AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997 AND "FOR" THE GRANT OF DISCRETIONARY AUTHORITY.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         SIGN
                         HERE
                             ---------------------------------------------------
                                (Please sign exactly as name appears hereon)

                         SIGN
                         HERE---------------------------------------------------
                             Executors, administrators, trustees, etc. should so indicate when signing

                         Dated
                              --------------------------------------------------
















                                     - 16 -